SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------


                                    FORM 8-K

                                 CURRENT REPORT

                             -----------------------


                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): March 1, 2000



                                  TIFFANY & CO.

             (Exact name of Registrant as specified in its charter)



       Delaware                    1-9494                      13-3228013
(State or other jurisdiction       (Commission                 (I.R.S. Employer
     of incorporation)             File Number)                Identification
                                                               Number)


727 Fifth Avenue, New York, New York                           10022
(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code:  (212) 755-8000

Item 5.  Other Events.

         On March 1, 2000, Registrant issued the following press release announcing its sales and earnings for the three-month period and fiscal year ended January 31, 2000:


             TIFFANY'S 1999 SALES AND EARNINGS REACH RECORD LEVELS;
                CONTINUED STRONG GROWTH IN COMPARABLE STORE SALES

NEW YORK, March 1, 2000 - Tiffany & Co. (NYSE-TIF) reported substantial growth in 1999's fourth quarter and full year, with net sales and net earnings increasing to record levels. Worldwide net sales increased 26 percent in the quarter and 25 percent in the year due to strength in the U.S. and international markets. Net earnings increased 59 percent in the quarter and rose 62 percent in the year.

Michael J. Kowalski, President and Chief Executive Officer, said, "We are extremely pleased that Tiffany continued to set new records in 1999 and that we finished the year on such a strong note. Tiffany's appeal is clearly growing
among  a  worldwide  customer  base  that  appreciates   extraordinary   product
offerings."

In the fourth quarter ended January 31, 2000, net sales rose 26 percent to $559,807,000, from $442,803,000 a year ago. Net earnings rose 59 percent to $84,579,000, or $1.11 per diluted share, versus $53,295,000, or 74 cents per diluted share, in the prior year.

For the year ended January 31, 2000, net sales rose 25 percent to $1,461,857,000, versus $1,169,244,000 a year ago. Net earnings increased 62 percent to $145,679,000, or $1.95 per diluted share, compared with $90,062,000, or $1.25 per diluted share, a year ago.

Earnings per share reflect a 2-for-1 split of the Company's Common Stock in July 1999.

Strong sales growth was achieved in all three of Tiffany's channels of distribution:

o U.S. Retail sales rose 27 percent to $288,620,000 in the fourth quarter and increased 26 percent to $741,314,000 in the year. Comparable store sales increased 26 percent in the quarter and 20 percent in the year, which included strength throughout Tiffany's store locations. The addition of four new stores in 1999 further contributed to the overall sales growth.

o International Retail sales rose 27 percent in both the fourth quarter and the year to $217,690,000 and $589,607,000, respectively. In Japan, comparable store sales in local currency rose 13 percent in both the quarter and the year. Strong growth was also seen in other Asia-Pacific markets and Europe, as well as in Canada and Mexico.

o Direct Marketing sales increased 21 percent in the fourth quarter to $53,497,000 and rose 13 percent to $130,936,000 in the year, due to growth in Tiffany's corporate and catalog sales. Internet sales, which began in November 1999, also contributed to the increase in sales.

Mr. Kowalski added, "We have entered 2000 with great excitement about substantial opportunities for store expansion, product development and marketing communications. With clear competitive advantages, we will maintain our long-term strategic direction with focused execution in order to strengthen Tiffany's position as an industry leader."

Tiffany & Co. is the internationally renowned jewelry and specialty retailer. Sales are made through TIFFANY & CO. stores and boutiques, and to select retailers and distributors, in the Americas, Asia-Pacific, Europe and the Middle East. Direct Marketing includes Tiffany's corporate division, catalog and Internet sales. Additional information can be found on the Company's Web site at www.tiffany.com and on its shareholder information line (800) TIF-0110.

                                     # # #

                         TIFFANY & CO. AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
               (Unaudited, in thousands, except per share amounts)



                                                                 Three Months
                                                              Ended  January 31,                Year Ended January 31,
                                                          -----------------------------       -------------------------------
                                                                 2000            1999                  2000             1999
                                                          ------------    -------------       -------------    --------------
Net sales                                              $      559,807  $       442,803     $     1,461,857  $      1,169,244

Cost of sales                                                 210,785          183,792             608,012           514,947
                                                          ------------    -------------       -------------    --------------

Gross profit                                                  349,022          259,011             853,845           654,297

Selling, general and administrative expenses                  203,013          165,790             596,962           493,175
                                                          ------------    -------------       -------------    --------------

Earnings from operations                                      146,009           93,221             256,883           161,122

Other expenses,  net                                            2,655            1,333               8,825             5,474
                                                          ------------    -------------       -------------    --------------

Earnings before income taxes                                  143,354           91,888             248,058           155,648

Provision for income taxes                                     58,775           38,593             102,379            65,586
                                                          ------------    -------------       -------------    --------------

Net earnings                                           $       84,579  $        53,295     $       145,679  $         90,062
                                                          ============    =============       =============    ==============


Net earnings per share:

  Basic                                                $         1.17  $          0.77     $          2.04  $           1.29
                                                          ============    =============       =============    ==============

  Diluted                                              $         1.11  $          0.74     $          1.95  $           1.25
                                                          ============    =============       =============    ==============


Weighted average number of common shares:

  Basic                                                        72,435           69,344              71,484            69,930
  Diluted                                                      76,057           71,600              74,833            71,968




Note: Shares and net earnings per share have been adjusted to reflect a 2-for-1 stock split in July 1999.

                                       3

                         TIFFANY & CO. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (Unaudited, in thousands)




                                                          January 31,          January 31,
                                                                  2000                 1999
                                                       ----------------    -----------------
ASSETS

Current assets:
Cash and cash equivalents                             $        216,936      $        188,593
Accounts receivable, net                                       119,356               108,381
Inventories                                                    504,800               481,439
Deferred income taxes                                           30,212                18,061
Prepaid expenses and other current assets                       20,357                19,170
                                                         --------------        --------------

Total current assets                                           891,661               815,644

Property and equipment, net                                    322,400               189,795
Deferred income taxes                                            6,235                 9,032
Other assets, net                                              123,266                42,552
                                                         --------------        --------------

                                                      $      1,343,562      $      1,057,023
                                                         ==============        ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Short-term borrowings                                 $         20,646      $         97,370
Accounts payable and accrued liabilities                       176,101               140,660
Income taxes payable                                            53,954                32,485
Merchandise and other customer credits                          30,275                22,202
                                                         --------------        --------------

Total current liabilities                                      280,976               292,717

Long-term debt                                                 249,581               194,420
Postretirement/employment benefit obligations                   23,165                21,539
Other long-term liabilities                                     32,764                31,894
Stockholders' equity                                           757,076               516,453
                                                         --------------        --------------

                                                      $      1,343,562      $      1,057,023
                                                         ==============        ==============

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          TIFFANY & CO.


                                      BY: /s/ Patrick B. Dorsey
                                          --------------------------------------
                                          Patrick B. Dorsey
                                          Senior Vice President-General Counsel,
                                          and Secretary
Date: March 3, 2000